As filed with the Securities and Exchange Commission on March 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COUNTRYWIDE FINANCIAL COPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-2641992 (I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, CA (Address of Principal Executive Offices)	91302 (Zip Code)
Countrywide Financial Corporation
401(k) Savings and Investment Plan
(as amended and restated effective January 1, 2007)
(Full title of the plan)
Sandor E. Samuels, Executive Managing Director and Chief Legal Officer
4500 Park Granada
Calabasas, CA 91302
(Name and Address of Agent For Service)
(818) 225-3505
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Securities	Number of Shares to	Offering Price Per	Maximum Aggregate	Amount of
to be Registered	be Registered	Share[2]	Offering Price[3]	Registration Fee
Common Stock, par value $.05 per share [1]	8,000,000 shares	$4.23	$33,840,000	$1,330

[1]	Includes the rights associated with the Registrant’s Common Stock.

2/3	In accordance with Rule 457(h) under the Securities Act of 1933, the offering price has been calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock as reported by the New York Stock Exchange on March 17, 2008.
Note: In addition, pursuant to Rule 416(c) of the Securities Act of 1933, the registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE
Pursuant to general instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 relates to the registration of an additional 8,000,000 shares of the Registrant’s Common Stock.
The contents of the Registrant’s following registration statements are incorporated by reference herein:
•	Registration Statement on Form S-8 (File No. 333-142887) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2007 (other than with respect to Part II, Item 8, the signature page and the Exhibit Index); and

•	Registration Statement and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-73089) filed with the SEC on March 1, 1999 and April 19, 2002, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
Countrywide Financial Corporation (the “Company”) has previously submitted the Countrywide Financial Corporation 401(k) Savings and Investment Plan (the “Plan”) to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS to qualify the Plan, and the Company hereby undertakes to continue to submit the Plan and each amendment thereto to the IRS in a timely manner and will make all changes required to qualify the Plan.

4.1*	Countrywide Financial Corporation 401(k) Savings and Investment Plan, as amended and restated effective January 1, 2007.

4.2	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended September 30, 2007).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 30, 2007).

4.4	Specimen Certificate of the Company’s Common Stock, (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 6, 1987).

4.5	Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on August 22, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

4.5.1	Certificate of Correction of Certificate of Designations of the Company, filed with the Secretary of State of the State of Delaware on November 1, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on November 2, 2007).

4.6	Amended and Restated Rights Agreement, dated as of November 27, 2001, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A/A filed on December 10, 2001).

4.6.1	Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement dated December 8, 2005, between the Company and American Stock Transfer & Trust Company which includes as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005).

4.6.2	Second Amendment to Amended and Restated Rights Agreement dated June 14, 2006 by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2006).

4.6.3	Third Amendment to Amended and Restated Rights Agreement, dated as of August 22, 2007, by and between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

4.6.4	Fourth Amendment to Amended and Restated Rights Agreement, dated as of January 11, 2008, by and between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 17, 2008).

4.7	Registration Rights Agreement, dated as of August 22, 2007, by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

5.1*	Opinion of Sandor E. Samuels, Executive Managing Director and Chief Legal Officer of the Company, as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Counsel (included in Opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages filed herewith).

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 24th day of March, 2008.

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Angelo R. Mozilo
Angelo R. Mozilo
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Eric P. Sieracki and Sandor E. Samuels, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angelo R. Mozilo Angelo R. Mozilo	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	March 24, 2008
/s/ Eric P. Sieracki Eric P. Sieracki	Executive Managing Director and Chief Financial Officer (Principal Financial Officer)	March 24, 2008
/s/ Laura K. Milleman Laura K. Milleman	Senior Managing Director, Chief Accounting Officer (Principal Accounting Officer)	March 24, 2008
/s/ David Sambol David Sambol	President, Chief Operating Officer and Director	March 24, 2008
/s/ Jeffrey M. Cunningham Jeffrey M. Cunningham	Director	March 24, 2008

Signature	Title	Date
/s/ Robert J. Donato Robert J. Donato	Director	March 24, 2008
/s/ Martin R. Melone Martin R. Melone	Director	March 24, 2008
/s/ Robert T. Parry Robert T. Parry	Director	March 24, 2008
/s/ Oscar P. Robertson Oscar P. Robertson	Director	March 24, 2008
/s/ Keith P. Russell Keith P. Russell	Director	March 24, 2008
/s/ Harley W. Snyder Harley W. Snyder	Director	March 24, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Countrywide Financial Corporation 401(k) Savings and Investment Plan, as amended and restated effective January 1, 2007.

4.2	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended September 30, 2007).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 30, 2007).

4.4	Specimen Certificate of the Company’s Common Stock, (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 6, 1987).

4.5	Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on August 22, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

4.5.1	Certificate of Correction of Certificate of Designations of the Company, filed with the Secretary of State of the State of Delaware on November 1, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on November 2, 2007).

4.6	Amended and Restated Rights Agreement, dated as of November 27, 2001, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A/A filed on December 10, 2001).

4.6.1	Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement dated December 8, 2005, between the Company and American Stock Transfer & Trust Company which includes as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005).

4.6.2	Second Amendment to Amended and Restated Rights Agreement dated June 14, 2006 by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2006).

4.6.3	Third Amendment to Amended and Restated Rights Agreement, dated as of August 22, 2007, by and between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

4.6.4	Fourth Amendment to Amended and Restated Rights Agreement, dated as of January 11, 2008, by and between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 17, 2008).

4.7	Registration Rights Agreement, dated as of August 22, 2007, by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2007).

5.1*	Opinion of Sandor E. Samuels, Executive Managing Director and Chief Legal Officer of the Company, as to the legality of the securities being registered.

Exhibit Number	Description

23.1*	Consent of KPMG LLP.

23.2*	Consent of Counsel (included in Opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages filed herewith).

*	Filed herewith